Exhibit 21.2

Name	State/Country of Organization
Bravo Holding LLC	DE
Bravo Media LLC	NY
CA Holding C.V.	The Netherlands
CNBC LLC	DE
CNBC/MSNBC, L.L.C.	DE
Comcast SportsNet Chicago, LLC	DE
E! Entertainment Television, LLC	DE
E! Holdings, Inc.	DE
Houston SportsNet Finance, LLC	DE
Houston SportsNet Holdings LLC	DE
MSNBC Cable L.L.C.	DE
NBC Cable Holding LLC	DE
NBC Olympics LLC	DE
NBC-Rainbow Holding LLC	CA
NBC Studios LLC	NY
NBCU Acquisition Sub LLC	DE
NBCU Dutch Holding (Bermuda) Limited	Bermuda
NBCUniversal International Limited	UK
New-U Studios LLC	DE
Northern Entertainment Productions LLC	DE
Open 4 Business Productions LLC	DE
Sparrowhawk Media Services Limited	UK
TGC, LLC	DE
Universal City Development Partners, Ltd.	FL
Universal City Florida Holding Co. II	FL
Universal City Property Management II LLC	DE
Universal City Studios LLC	DE
Universal City Studios Productions LLLP	DE
Universal City Travel Partners	FL
Universal First-Run Television LLC	DE
Universal Network Television LLC	DE
Universal Orlando Online Merchandise Store	FL
Universal Studios Company LLC	DE
Universal Studios International B.V.	The Netherlands
Universal Studios LLC	DE
Universal Television LLC	NY
Universal Television Networks	NY
Universal TV LLC	DE
Universal TV NewCo LLC	DE
USA Networks Partner LLC	DE
USANi Holding Company LLC	DE
USI Entertainment LLC	DE
VUE NewCo LLC	DE